UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016

UNIVERSAL DISPLAY CORPORTION

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	1-12031	23-2372688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Phillips Boulevard, Ewing, NJ		08618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (609) 671-0980

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders.

(a)The Company held its 2016 Annual Meeting of Shareholders on June 16, 2016.

(b)The number of votes represented at the annual meeting, in person or by proxy, was 43,059,575. In determining this number, abstentions and shares held by brokers who have notified us that they lack voting authority with respect to any matter (referred to herein as “broker non-votes”) were deemed present for quorum purposes. The matters voted upon at the annual meeting and the results of the vote on each such matter are set forth below:

1.  Election of Directors.

Name	Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
Steven V. Abramson	32,194,261	539,074	49,486	10,276,754
Leonard Becker	29,453,423	3,204,648	124,750	10,276,754
Richard C. Elias	31,972,639	747,953	62,229	10,276,754
Elizabeth H. Gemmill	29,328,918	3,392,104	61,799	10,276,754
Rosemarie B. Greco	29,923,653	2,795,969	63,199	10,276,754
C. Keith Hartley	28,982,312	3,738,670	61,839	10,276,754
Lawrence Lacerte	29,742,380	2,989,008	51,433	10,276,754
Sidney D. Rosenblatt	28,005,923	4,726,611	50,287	10,276,754
Sherwin I. Seligsohn	31,409,061	1,321,328	52,432	10,276,754

* Abstentions and broker non-votes were not considered votes “cast” with respect to the election of directors.

2.  Advisory resolution to approve compensation of the Company’s named executive officers.

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
18,098,178	14,096,617	588,026	10,276,754

*Abstentions and broker non-votes were not considered votes “cast” on this proposal.

3.  Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2016.

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
42,496,771	466,522	96,282	0

*Abstentions and broker non-votes were not considered votes “cast” on this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Display Corporation

Date: June 20, 2016	By:	/s/ Sidney D. Rosenblatt
Sidney D. Rosenblatt
Executive Vice President, Chief Financial Officer, Treasurer and Secretary